Exhibit No. 10.2

FORM OF

ADMINISTRATION AGREEMENT

between

BAYVIEW COMMERCIAL ASSET TRUST 20[   ]-[  ],

Issuer

and

[          ],

Administrator

Dated as of [          ]

 [The provisions of the Administration Agreement for each series will be modified as applicable]

This Administration Agreement (the “Agreement”) is entered into as of [          ], between BAYVIEW COMMERCIAL ASSET TRUST 20[   ]-[  ], a [Delaware statutory trust] (the “Issuer”) and [          ], a [          ], not in its individual capacity but as administrator (the “Administrator”).

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture or the Transfer and Servicing Agreement (each as defined herein).

W I T N E S S E T H:

WHEREAS, the Issuer is a [statutory trust under the Delaware Statutory Trust Act (12 Del.C. § 3801 et seq.)] created by a Trust Agreement, dated as of [          ] (the “Trust Agreement”), between BLG Securities Company, LLC, as depositor  (in such capacity, the “Depositor”) and [          ], as [owner trustee] (the “[Owner Trustee]”);

WHEREAS, the Issuer will issue Notes and Certificates designated as BAYVIEW COMMERCIAL ASSET TRUST 20[   ]-[  ] Asset Backed Securities (collectively, the “Securities”);

WHEREAS, the Notes will be secured by certain collateral, as more particularly set forth in the Indenture dated as of [          ] (the “Indenture”), between the Issuer and [          ], as indenture trustee (in such capacity, the “Indenture Trustee”);

WHEREAS, the Certificates will be issued pursuant to the Trust Agreement and will represent the undivided beneficial ownership interest in the Trust;

WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Securities, including (i) a Transfer and Servicing Agreement dated as of [          ] (as amended and supplemented from time to time, the “Transfer and Servicing Agreement”), among the Issuer, [          ], as master servicer (the “Master Servicer”), the Depositor, the Indenture Trustee, and [          ], as custodian (in such capacity, the “Custodian”), (ii) the Note Depository Agreement (as defined in the Indenture) and the Certificate Depository Agreement (as defined in the Trust Agreement), (iii) the Indenture, (iv) the Custody Agreement dated as of [          ] among the Depositor, the Issuer and the Custodian (the “Custody Agreement”) [, the [   ] and [(v)]] the Trust Agreement (together with the Transfer and Servicing Agreement, the Note Depository Agreement, the Certificate Depository Agreement, the Indenture and the Custody Agreement, [and [          ]] the “Related Agreements”);

WHEREAS, pursuant to the Related Agreements, the Issuer is required to perform certain duties in connection with (a) the Notes and the Collateral therefor pledged pursuant to the Indenture and (b) the beneficial ownership interest in the Issuer represented by the Certificates;

WHEREAS, the Issuer desires to have the Administrator perform certain of the duties of the Issuer referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer may from time to time request; and

WHEREAS, the Administrator has the capacity to provide the respective services required hereby and is willing to perform such services for the Issuer on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1.  Duties of the Administrator with Respect to the Note Depository Agreement, the Certificate Depository Agreement, the Transfer and Servicing Agreement, the Indenture, the [          ] and the Trust Agreement.

(a)

The Administrator agrees to perform all of the duties of the Issuer under the Note Depository Agreement and the Certificate Depository Agreement.  In addition, the Administrator shall consult with the [Owner Trustee] regarding the duties of the Issuer under the Indenture, to the extent that such consultation is, in the judgment of the Administrator, necessary or appropriate to the performance by it of its obligations hereunder.  The Administrator shall advise the [Owner Trustee] when action is necessary to comply with the Issuer’s duties under the Indenture.  The Administrator shall prepare for execution by the [Owner Trustee] or shall cause the preparation by the appropriate persons of all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the [Owner Trustee] to prepare pursuant to the Indenture, and the Administrator shall take all appropriate action that is the duty of the Issuer to take with respect to the following matters under the Indenture (references are to sections of the Indenture):

(i)

the preparation of the Notes for execution by the [Owner Trustee] upon their issuance and upon the registration of any transfer or exchange of the Notes  (Sections [2.02, 2.04 and 2.05]);

(ii)

the duty to cause the Note Register to be kept if the Issuer assumes the duties of Note Registrar, and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section [2.04]);

(iii)

the preparation of an Issuer Order required to appoint a Paying Agent, the preparation of written notice to the Indenture Trustee of such appointment and the duty to cause newly appointed Paying Agents, if any, to execute and deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section [3.03]);

(iv)

the preparation of an Issuer Order required to direct the Paying Agent to pay to the Indenture Trustee all sums held in trust by the Paying Agent (Section [3.03]);

(v)

upon written notice or actual knowledge thereof, the delivery of notice to the Indenture Trustee and the Rating Agencies of each Event of Default under the Indenture and each default by the Master Servicer or Depositor under the Transfer and Servicing Agreement (Section [3.19]);

(vi)

the provision of notification to the Issuer, on or before [          ] of each year beginning in [    ], of the requirement that the Issuer deliver an annual Opinion of Counsel, in accordance with Section [3.06] of the Indenture, as to recording, filing, re-recording and re-filing of the Indenture, any indentures supplemental thereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by the Indenture and reciting the details of such action (Section [3.06]);

(vii)

upon written notice or actual knowledge thereof, the notification of the Indenture Trustee and each Rating Agency of an Event of Master Servicer Default under the Transfer and Servicing Agreement and, if such Event of Master Servicer Default arises from the failure of the Master Servicer to perform any of its duties under the Transfer and Servicing Agreement with respect to the Mortgage Loans, the taking of all reasonable steps available to remedy such failure (Section [3.07(d)]);

(viii)

the compliance with any directive of the Indenture Trustee with respect to the preparation of documents in connection with the sale of the Trust Estate in a commercially reasonable manner if an Event of Default shall have occurred and be continuing under the Indenture (Section [5.04]);

(ix)

the furnishing of the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section [7.01]);

(x)

the obtaining of an Opinion of Counsel, if necessary, for the release of the Collateral (Section [8.04]);

(xi)

the mailing to the Noteholders of notices with respect to their consent to supplemental indentures (Section [9.02]);

(xii)

the obtaining of the Opinion of Counsel with respect to any request by the  Issuer to the Indenture Trustee to take any action under the Indenture  (Sections [4.01 and 11.01]);

(xiii)

the preparation and delivery to Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section [11.06]);

(xiv)

the preparation of Definitive Notes in accordance with the instructions of the Clearing Agency, the duty to attempt to locate a qualified successor to the Clearing Agency, if necessary, and the preparation of written notice to the Indenture Trustee of termination of the book-entry system through the Clearing Agency (Section [2.12]); and

(xv)

any other duties expressly required to be performed by the Administrator under the Indenture or the Trust Agreement;

[Other provisions to be added as applicable]

provided, however, that any counsel fees incurred in connection with obtaining Opinions of Counsel pursuant to subclauses (vi), (x) and (xii) above will not be an expense of the Administrator.

(b)

The Administrator shall consult with the [Owner Trustee] regarding the duties of the Issuer, or of the [Owner Trustee], under the Transfer and Servicing Agreement, to the extent that such consultation is, in the judgment of the Administrator, necessary or appropriate to the performance by it of its obligations hereunder.  The Administrator shall advise the [Owner Trustee]  when action is necessary to comply with the Issuer’s or the [Owner Trustee]’s duties under the Transfer and Servicing Agreement.  The Administrator shall prepare for execution by the [Owner Trustee], or shall cause the preparation by other appropriate persons of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the [Owner Trustee] to prepare, file or deliver pursuant to the Transfer and Servicing Agreement, except as otherwise provided herein.  Notwithstanding anything in this Section 1(b) to the contrary, the Administrator shall take all appropriate action that is the duty of the [Owner Trustee] to take pursuant to Section [10.02(c)] of the Transfer and Servicing Agreement, and shall be entitled to reimbursement for all costs and expenses incurred by it in performing such action.

(c)

The Administrator hereby accepts its appointment under Section [3.05] of the Trust Agreement as Certificate Registrar and its appointment under Section [3.10] of the Trust Agreement as Paying Agent.  The Administrator shall consult with the [Owner Trustee] regarding the duties of the Issuer or the [Owner Trustee] under the Trust Agreement, to the extent that such consultation is, in the judgment of the Administrator, necessary or appropriate to the performance by it of its obligations hereunder.  The Administrator shall advise the [Owner Trustee] when action is necessary to comply with the Issuer’s or the [Owner Trustee]’s duties under the Trust Agreement.  The Administrator shall prepare for execution by the Issuer, or shall cause the preparation by other appropriate persons of, all such documents, reports, filings, tax returns, instruments, certificates and opinions that it shall be the duty of the Issuer or the [Owner Trustee] to prepare, file or deliver pursuant to the Trust Agreement and shall take all appropriate action that is the duty of the Issuer or the [Owner Trustee] to take pursuant to the Trust Agreement so long as the Administrator has received notice or has actual knowledge thereof, as required with respect to the following matters under the Trust Agreement (references are to sections of the Trust Agreement):

(i)

the preparation of Definitive Certificates in accordance with the instructions of the Clearing Agency, the duty to attempt to locate a qualified successor to the Clearing Agency, if necessary, and the preparation of written notice to the [Owner Trustee] of termination of the book-entry system through the Clearing Agency (Section [3.13]);

(ii)

the preparation of Certificates for execution by the [Owner Trustee] upon their issuance and upon the registration of any transfer or exchange of the Certificates and delivery thereof (Sections [3.02, 3.05 and 3.06]);

(iii)

the duty to furnish a list of Certificateholders of record (Section [3.08]);

(iv)

the maintenance of an office in the Borough of Manhattan, City of New York, for registration of transfer or exchange of Certificates (Section [3.09]);

(v)

the duty to cause newly appointed Paying Agents, if any, to deliver the instrument specified in the Trust Agreement regarding funds held in the Certificate Distribution Account (Section [3.10]);

(vi)

the duty to notify Certificateholders in writing of certain proposed actions of which the [Owner Trustee] has notice or knowledge (Sections [4.01 and 11.04]);

(vii)

the delivery to the Owners (as defined in the Trust Agreement) of written notice to request instruction for certain actions of which the [Owner Trustee] has notice or knowledge (Section [6.03]);

(viii)

the delivery to the Owners of any documents furnished to the [Owner Trustee] under the Related Agreements (Section [7.02]);

(ix)

the duties required to be performed by the Administrator in connection with the resignation or removal of the [Owner Trustee] (Section [10.02]);

(x)

any other duties expressly required to be performed by the Administrator under the Trust Agreement except for any tax reporting duties under Section [5.05] thereof; and

(xi)

the delivery to any Certificateholder and any prospective transferee designated by any such Certificateholder of information necessary to satisfy the condition of eligibility set forth in Rule 144A under the Securities Act for transfer of any Certificate (Section [3.04(b)]).

[Other provisions to be added as applicable]

(d)

In addition to the duties of the Administrator set forth above, the Administrator, to the extent of the Issuer’s obligation to do so, shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Related Agreements, and at the request of the [Owner Trustee] shall take all appropriate action that it is the duty of the Issuer to take pursuant to the Related Agreements.  In accordance with the directions of the [Owner Trustee], the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Trust Estate (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the [Owner Trustee] and are reasonably within the capability of the Administrator.  The Administrator shall use the same degree of care and skill as is reasonably expected of financial institutions acting in comparable capacities.

With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not be obligated to take any action, and in any event shall not take any action, unless within a reasonable time before the taking of such action, the Administrator shall have notified the [Owner Trustee], of the proposed action and the [Owner Trustee] shall not have withheld consent or provided an alternative direction.  For the purpose of the preceding sentence, “non-ministerial” matters shall include, without limitation,  (A) the amendment of or any supplement to any of the Related Documents; (B) the initiation of any claim or lawsuit by the Issuer or the [Owner Trustee] and the compromise of any action, claim or lawsuit brought by or against the Issuer or the [Owner Trustee]; (C) any involvement in any lawsuit or other legal action against the Indenture Trustee or the Master Servicer, including without limitation, consenting to the settlement of any third party claim by the Indenture Trustee; (D) the removal of the Indenture Trustee or the appointment of a successor Indenture Trustee pursuant to the Indenture; (E) the appointment of a successor Master Servicer pursuant to the Transfer and Servicing Agreement; (F) the removal of the [Owner Trustee]; and (G) any action that the Issuer or the [Owner Trustee] is entitled but not obligated to take under the Related Documents, provided that, notwithstanding the foregoing, the Administrator may with the consent of the [Owner Trustee] take any action with respect to non-ministerial matters that the Administrator, in its good faith judgment, deems to be in the best interests of the Issuer.

Notwithstanding anything to the contrary in this Agreement, (A) the Administrator, in its individual capacity, shall not be responsible for any payment obligation of the Issuer or the [Owner Trustee], and (B) the Administrator shall not be obligated to, and shall not, take any action that the [Owner Trustee] directs the Administrator not to take on its behalf or on behalf of the Issuer.

(e)

Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for promptly notifying the [Owner Trustee] in the event that any withholding tax is imposed on the Trust’s payments (or allocations of income) to an Owner as contemplated in Section [5.02(c)] of the Trust Agreement.  Any such notice shall specify the amount of any withholding tax required to be withheld by the [Owner Trustee] pursuant to such provision.

(f)

Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for performance of the duties of the [Owner Trustee] set forth in Section [5.05(a), (b), (c) and (d)] of the Trust Agreement with respect to, among other things, accounting and reports to Owners; provided, however, that the [Owner Trustee] shall retain responsibility for the distribution (with the Depositor’s cooperation) of any information necessary to enable each Owner to prepare its federal and state income tax returns.

Section 2.  Records.  The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the [Owner Trustee] [and the Note Insurer] at any time after reasonable notice during normal business hours.

Section 3.  Compensation.  The Administrator will perform the duties and provide the services called for under Section 1 above without any separate compensation therefor for so long as the Indenture and the Transfer and Servicing Agreement remain in effect, and thereafter for such compensation as shall be agreed upon between the Administrator and the [Owner Trustee].  Any out-of-pocket expenses reasonably incurred by the Administrator pursuant to this Agreement shall be reimbursed by the Issuer as provided in Section [4.08] of the Transfer and Servicing Agreement.  The Administrator shall perform any other services as may be agreed between the Administrator and the [Owner Trustee] for such compensation as may be agreed between the Administrator and the [Owner Trustee].  The Administrator agrees to perform all its duties under this Agreement regardless of any non-payment of fees or expenses by the [Owner Trustee].

Section 4.  Additional Information to be Furnished to the Issuer.  The Administrator shall furnish to the Issuer [and the Note Insurer] from time to time such additional information regarding the Trust Estate as the Issuer shall reasonably request.

Section 5.  Independence of the Administrator.  For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the [Owner Trustee] with respect to the manner in which it accomplishes the performance of its obligations hereunder.  Unless expressly authorized by the Issuer or the [Owner Trustee], as applicable, the Administrator shall have no authority to act for or represent the Issuer or the [Owner Trustee] in any way and shall not otherwise be deemed an agent of the Issuer, or the [Owner Trustee].

Section 6.  No Joint Venture.  Nothing contained in this Agreement (i) shall constitute the Administrator and either of the Issuer or the [Owner Trustee] as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Section 7.  Other Activities of Administrator.  Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer or the [Owner Trustee].

Section 8.  Term of Agreement; Resignation and Removal of Administrator.

(a)

This Agreement shall continue in force until the termination of the Trust Agreement in accordance with its terms, upon which event this Agreement shall automatically terminate.

(b)

Subject to Sections 8(e) and 8(h) hereof, the Administrator may resign its duties hereunder by providing the Issuer [and the Note Insurer] with at least 60 days’ prior written notice.

(c)

Subject to Section 8(e) hereof, the Issuer may [with the prior written consent of the Note Insurer, and at the direction of the Note Insurer] remove the Administrator without cause by providing the Administrator with at least 60 days’ prior written notice.

(d)

Subject to Section 8(e) hereof, the Issuer may [with the prior written consent of the Note Insurer, and at the direction of the Note Insurer] remove the Administrator immediately upon written notice of termination to the Administrator if any of the following events shall occur:

(i)

the Administrator shall default in the performance of any of its duties  under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer);

(ii)

a court having jurisdiction in the premises shall (x) enter a decree or order for relief, which decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy,  insolvency or other similar law now or hereafter in effect, (y) appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property, or (z) order the winding-up or liquidation of the Administrator’s affairs; or

(iii)

the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Issuer [, the Note Insurer] and the Indenture Trustee within seven days after the occurrence of such event.

(e)

No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator [acceptable to the Note Insurer] shall have been appointed by the Issuer, and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

(f)

The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

(g)

Subject to Section 8(e) and 8(f), the Administrator acknowledges that upon the appointment of a successor Indenture Trustee pursuant to Section [6.08] of Indenture, the Administrator shall immediately resign and such successor Indenture Trustee shall automatically become the Administrator under this Agreement.  Any such successor Indenture Trustee shall be required to agree to assume the duties of the Administrator under the terms and conditions of this Agreement in its acceptance of appointment as successor Indenture Trustee.

(h)

The Administrator may resign its duties hereunder immediately if (1) an Event of Default under the Indenture has occurred and is continuing, (2) the Noteholders have declared all of the Notes to be immediately due and payable and (3) the Administrator has concluded that, as a consequence of the foregoing, there is a conflict of interest, or a conflict of interest is likely to occur, in connection with the duties and obligations of [          ] as both Administrator hereunder and Indenture Trustee under the Indenture.

Section 9.  Action upon Termination, Resignation or Removal of the Administrator.  Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) hereof or the resignation or removal of the Administrator pursuant to Section 8(b), (c) or (g) hereof, respectively, the Administrator shall be entitled to be paid all reimbursable expenses accruing to it to the date of such termination, resignation or removal.  The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator.  In the event of the resignation or removal of the Administrator pursuant to Section 8(b), (c), (d) or (g), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

Section 10.  Notices.  Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

(a)

if to the Issuer, to:

Bayview Commercial Asset Trust 20[   ]-[  ]

c/o [          ]

[address]

Attention:  [          ]

(b)

if to the Administrator, to:

[          ]

[address]

Attention:  [          ]

or to such other address as any party shall have provided to the other parties in writing.  Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand delivered to the address of such party as provided above.

Section 11.  Amendments.  This Agreement may be amended from time to time by the Issuer and the Administrator without the consent of any of the Securityholders [but with the prior written consent of the Note Insurer], (i) to cure any ambiguity, (ii) to correct or supplement any provision herein that may be defective or inconsistent with any other provisions herein or to conform the provisions hereof to those of the Private Placement Memorandum or the Basic Documents, (iii) to obtain a rating for a Class of Securities from a nationally recognized statistical rating organization, or (iv) to make any other provisions with respect to matters or questions arising under this Agreement; provided, however, that no such amendment effected pursuant to clause (iv) of this paragraph shall adversely affect in any material respect the interests of any Holder not consenting thereto.  Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Issuer may require an Opinion of Counsel (in the case of clauses (i) and (ii), at the expense of the Issuer, and otherwise at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph.  Any such amendment shall be deemed not to adversely affect in any material respect any Holder of Securities that are rated by each Rating Agency if the Issuer receives written confirmation from such Rating Agency that such amendment will not cause such Rating Agency to qualify, reduce or withdraw the then current rating assigned to such Class of rated Securities [without taking into account the Note Insurance Policy].  The Administrator may, but shall not be obligated to, enter into any such amendment that affects the Administrator’s own rights or duties under this Agreement or otherwise.

Section 12.  Reporting Requirements of the Commission.

(a)

On or before March 1 of each calendar year, the Administrator shall deliver to the Owner Trustee, the Indenture Trustee and the Depositor a report regarding its assessment of compliance with the criteria specified in paragraph (d) of Item 1122 of Regulation AB (§ 229.1122(d)), as of and for the period ending the end of each fiscal year, with respect to asset-backed security transactions taken as a whole involving the Sponsor, the Depositor, any Servicer, the Master Servicer, the Issuer and the Indenture Trustee, as applicable, and that are backed by the same asset type as the Mortgage Loans.  Each such report shall include all of the statements required to be provided by the Administrator under paragraph (a) of Item 1122 of Regulation AB (§ 229.1122(a)).

(b)

On or before March 1 of each calendar year, the Administrator shall deliver to the Owner Trustee, the Indenture Trustee and the Depositor a report by a registered public accounting firm that attests to, and reports on, the assessment made by the Administrator pursuant to subsection (a) above.  Each such report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

(c)

[The Administrator shall notify the Owner Trustee, the Indenture Trustee and the Depositor (i) of any legal proceedings pending against the Administrator of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Administrator shall become (but only to the extent not previously disclosed) at any time an affiliate of any of the Sponsor, the Issuer, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Servicer, any Originator contemplated by Item 1110 (§ 229.1110) of Regulation AB, any significant obligor contemplated by Item 1112 (§ 229.1112) of Regulation AB, any enhancement or support provider contemplated by Items 1114 or 1115 (§§ 229.1114-1115) of Regulation AB or any other material party to the Trust contemplated by Item 1100(d)(1) (§ 229.1100(d)(1)) of Regulation AB, as applicable.]

Section 13.  Successors and Assigns.  This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the [Owner Trustee] [and the Note Insurer] and the Rating Agency Condition in respect thereof has been satisfied.  An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder.  Notwithstanding the foregoing, if the Administrator consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Administrator; provided, that such corporation or banking association shall also be the Indenture Trustee and shall be otherwise qualified and eligible under Section [6.11] of the Indenture.  Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

Section 14.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 15.  Headings.  The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 16.  Counterparts.  This Agreement may be executed in counterparts, each of which when so executed shall together constitute one and the same agreement.

Section 17.  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 18.  Not Applicable to [name of Indenture Trustee] in Other Capacities.  Nothing in this Agreement shall affect any obligation [name of Indenture Trustee] may have in any other capacity.

Section 19.  Limitation of Liability of [Owner Trustee].  Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by [          ] not in its individual capacity but solely in its capacity as [Owner Trustee] of the Issuer and in no event shall [          ] in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer.  For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the [Owner Trustee] shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Eight of the Trust Agreement.

Section 20.  Limitation on Liability of the Administrator.  The Administrator shall have no duties or obligations other than those specifically set forth herein, and no further duties or obligations shall arise by implication or otherwise.  None of the Administrator or any director, officer, employee or agent of the Administrator shall be under any liability for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Administrator against any liability which would otherwise be imposed by reason of the Administrator’s willful misconduct, bad faith or gross negligence in the performance of its obligations or duties hereunder.  The Administrator and any director, officer, employee or agent of the Administrator may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.  The Administrator shall be under no duty to inquire into or investigate the validity, accuracy or content of such document, except in any circumstance in which the Issuer would otherwise be required to make such inquiry or investigation.  No provision of this Agreement shall require the Administrator to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity is not reasonably assured to it.  The Issuer shall indemnify the Administrator for and hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Administrator has been guilty of bad faith, gross negligence or willful misconduct.  The foregoing indemnification shall survive any termination of this Agreement or the resignation or removal of the Administrator.

Section 21.  Benefit of Agreement.  It is expressly agreed that in performing its duties under this Agreement, the Administrator will act for the benefit of holders of the Securities as well as for the benefit of the Trust, and that such obligations on the part of the Administrator shall be enforceable at the instance of the Indenture Trustee and the Trust.

Section 22.  Bankruptcy Matters.  No party to this Agreement shall take any action to cause the Trust to dissolve in whole or in part or file a voluntary petition or otherwise initiate proceedings to have the Trust adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief of the Trust as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to the Trust; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Trust or of all or any substantial part of the properties and assets of the Trust, or cause the Trust to make any general assignment for the benefit of creditors of the Trust, or take any action in furtherance of any of the above actions.

Section 23.  Agent.  The Administrator may perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee.

[Section 23.

Third-Party Beneficiary.  The Note Insurer shall be a third-party beneficiary to this Agreement and shall be entitled to receive the rights and benefits hereunder, and to enforce the provisions hereof, as if it were a party hereto.

Notwithstanding anything to the contrary in this Agreement, all rights of the Note Insurer hereunder, including without limitation, consent rights, voting rights and rights to receive notices, shall terminate and have no further force or effect upon the earlier of (a) payment in full of the Class A Notes and payment of all amounts due the Note Insurer under the Insurance Agreement or any Basic Document and (b) the occurrence and continuance of a Note Insurer Default.]

IN WITNESS WHEREOF, the parties have caused this Administration Agreement to be duly executed and delivered as of the day and year first above written.

BLG [          ] TRUST [          ],
as Issuer

By:  [          ], not in its individual capacity but solely as [Owner Trustee]

By:

Name:

Title:

[          ],

as Administrator

By:

Name:

Title: